Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE - 04/20/2021

Equity Bancshares, Inc. Reports First-Quarter Net Income
of $15.1 million and $1.02 Earnings Per Diluted Share

Company experienced 7.6% of annualized loan growth not including Paycheck Protection Program; originated $233 million of new Paycheck Protection Program loans

WICHITA, Kansas, April 20, 2021 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “the Company”, “we”, “us”, “our”), the Wichita-based holding company of Equity Bank, reported net income of $15.1 million and $1.02 per diluted share, including $0.65 of core earnings per diluted share the first quarter ended March 31, 2021.

Core earnings of $0.65 per diluted share for the quarter were driven by non-Paycheck Protection Program (“PPP”) loan growth of $43.7 million, representing growth of 1.9%, or 7.6% annualized growth from December 31, 2020.  Further driving results this quarter was the recognition of origination fee income from the successful forgiveness of PPP loans by the SBA; improved operating performance with many of our fee-based initiatives such as wealth management and trust business lines, and debit card and commercial credit card interchange income.  Expense control remained a focus with non-interest expenses, excluding merger related expenses, down from the linked-and-comparable-quarters in 2020.

“I’m very proud of the collaboration and entrepreneurial spirit of our Equity teams. Our lending, operations, and customer service teams have worked together to create innovative processes and efficiencies that benefit our customers” said Brad S. Elliott, Chairman and CEO of Equity. “Our teams have worked to onboard new core deposit customers, and we have seen sustained increases in usage of our digital products, including online banking, mobile deposit, and bill pay – while continuing to service customers from fully opened lobbies. Entrepreneurial spirit is one of our core values, and we believe business, commercial, and retail customers continue to choose Equity Bank for our approach.”

“Throughout our footprint, our Equity Bank teams worked incredibly hard on behalf of our customers to secure PPP funds and help our customers maintain their businesses and livelihoods,” said Mr. Elliott. “A community bank prioritizes its customers and delivers dependable, innovative and round the clock service when our customers need it. We’ve remained open, ready and available to our customers to serve loan and business growth needs in all facets.”

In the quarter ended March 31, 2021, Equity originated $233.6 million in total PPP loans, and Equity’s total outstanding PPP loans were $414.1 million at the end of the quarter.  The Company’s customers successfully had $99.7 million of PPP loans forgiven during the quarter, resulting in the recognition of fee income totaling $2.3 million in the three-month period ended March 31, 2021.  At March 31, 2021, the total unrecognized fee income associated with PPP loans was $12.7 million. Through two rounds of PPP, Equity originated more than $610 million in PPP loans.

The results in the quarter ended December 31, 2020, reflect the Company’s purchase of assets and deposit liabilities of Almena State Bank.  Equity completed the data system conversion of Almena State Bank on January 16, 2021, following the acquisition of Almena State Bank branches from the Federal Deposit Insurance Corporation (“FDIC”) in October 2020. Results also reflect Equity customers’ obtaining forgiveness of Paycheck Protection Program (“PPP”) loans from the Small Business Administration (“SBA”) totaling $102.8 million resulting in a recognition of $3.8 million of fee income.

Equity Bancshares, Inc.

PRESS RELEASE - 04/20/2021

Notable Items:

•

The Company authorized a second stock repurchase program in the third quarter of 2020 totaling 800,000 shares.  During the quarter ended March 31, 2021, the Company repurchased 233,012 shares at a weighted average cost of $25.35 per share, totaling $5.9 million.  At the end of the quarter, capacity of 253,757 shares remained under the current repurchase program.

•

The Company adopted ASU 2016-13, also known as Current Expected Credit Losses (“CECL”) at January 1, 2021.  Upon implementation, the Company recognized a day one after tax $12.4 million reduction in stockholders’ equity and transferred $11.8 million of purchase credit impaired (“PCI”) marks to the allowance for credit losses (“ACL”) as purchase credit deteriorated (“PCD”) reserves.  On implementation, the allowance for credit losses, including reserve on unfunded commitments, increased to $62.1 million from $33.7 million at December 31, 2020.

•

During the quarter ended March 31, 2021, there was a release of reserve for credit losses of $5.8 million as compared to a $1.0 million provision for loan losses in the quarter ended December 31, 2020.

Equity’s Balance Sheet Highlights:

•	Total loans held for investment of $2.80 billion at March 31, 2021, as compared to total loans held for investment of $2.59 billion at December 31, 2020.
•

Total deposits of $3.63 billion at March 31, 2021, as compared to $3.45 billion at December 31, 2020.  Signature deposits, including core deposits comprised of checking, savings and money market accounts, were $3.05 billion at March 31, 2021, relative to $2.82 billion at December 31, 2020.  Included in this signature deposit growth was a $180.7 million increase in non-interest-bearing deposits, from $791.6 million at December 31, 2020, to $972.4 million at March 31, 2021.

•	Total assets were $4.20 billion at March 31, 2021, as compared to $4.01 billion at December 31, 2020.

Financial Results for the Quarter Ended March 31, 2021

Net income allocable to common stockholders was $15.1 million, or $1.02 per diluted share, for the three months ended March 31, 2021, as compared to $12.5 million, or $0.84 per diluted share, for the three months ended December 31, 2020, an increase of $2.6 million.  This increase was attributable to a release of reserve for credit losses of $5.8 million during the quarter as compared to a provision for loan losses of $1.0 million during the fourth quarter of 2020.  This $6.8 million provision improvement as well as the decrease in non-interest expense of $3.6 million and increase in non-interest income, exclusive of gain on acquisition, of $435 thousand were partially offset by a $3.8 million decrease in net interest income, a $2.2 million increase in provision for income taxes and a $2.2 million reduction in gain on acquisition.

Net Interest Income

Net interest income was $31.8 million for the three months ended March 31, 2021, as compared to $35.6 million for the three months ended December 31, 2020, a decrease of $3.8 million, or 10.7%.  The decrease in net interest income was primarily driven by a 63-basis point decrease in average rate earned on interest-earning assets, to 3.73% for the quarter ended March 31, 2021, from 4.36% for the quarter ended December 31, 2020.  The decline in yield on earning assets was driven, in part, by the success of our forgiveness program with regard to the first round of PPP funding during the fourth quarter of 2020 resulting in a comparative reduction in interest income of $651 thousand; the success of the special assets team in processing program assets in the fourth quarter of 2020 resulting in a comparable decline of $1.1 million; and a reduction in the loan fee recognition. The cost of interest-bearing liabilities declined to 0.58% or seven basis points for the quarter ended March 31, 2021 from 0.65% in the quarter ended December 31, 2020.  The cost of interest-bearing deposits declined by seven basis points to 0.36% for the three months ended March 31, 2021 from 0.43% in the previous quarter primarily attributed to the reduction in the cost of time deposits, that slipped to 16 basis points between the quarters.

Equity Bancshares, Inc.

PRESS RELEASE - 04/20/2021

Provision for Credit Losses

During the three months ended March 31, 2021, there was a reversal of $5.8 million in the allowance for credit losses recognized through the provision for credit losses as compared to a $1.0 million provision for loan losses for the three months ended December 31, 2020.  For the three months ended March 31, 2021, we had net charge-offs of $65 thousand as compared to $1.4 million for the three months ended December 31, 2020.  The reversal is attributed primarily to improved economic inputs into the CECL model and, to a lesser extent, an improvement in historical loss experience and associated impact on the allowance for credit losses.

Non-Interest Income

Total non-interest income was $6.7 million for the three months ended March 31, 2021, as compared to $8.5 million for the three months ended December 31, 2020, or $6.4 million excluding the $2.1 million net gain on the purchase and assumption of Almena State Bank.  Other non-interest income was $1.3 million, an increase of $439 thousand, or 51.5%, from the quarter ended December 31, 2020.  The largest contributor was a $197 thousand increase from derivative transactions.  The first quarter increase in value of bank-owned life insurance was $601 thousand, as compared to $489 thousand during the fourth quarter of 2020.

Non-Interest Expense

Total non-interest expense for the quarter ended March 31, 2021, was $24.9 million as compared to $28.5 million for the quarter ended December 31, 2020.  The $3.6 million reduction is attributed to $1.6 million less in other real estate owned expense and a $1.3 million decline in salaries and employee benefits.  The most significant contributor to the decrease in other real estate owned expense was a $947 thousand valuation adjustment during the fourth quarter of 2020 on two facilities that were closed in May 2020.

Asset Quality

As of March 31, 2021, Equity’s allowance for credit losses, plus reserve for unfunded commitments, to total loans was 2.02%, as compared to 1.30% at December 31, 2020.  Total reserves to total loans were approximately 2.30% as of March 31, 2021, as compared to 2.12% at December 31, 2020.  Nonperforming assets were $70.1 million as of March 31, 2021, or 1.67% of total assets.  Nonperforming assets were $54.6 million at December 31, 2020, or 1.36% of total assets. Total other real estate owned declined to $10.6 million at March 31, 2021 from $11.7 million in the linked quarter. The increase of non-performing assets is attributed to the Company’s adoption of ASC 326 on January 1, 2021, and consequently transferring $11.8 million of PCI loan marks to PCD which is included in the ACL.  The PCI marks, primarily attributed to acquired loans associated with Almena State Bank, previously reduced the amortized cost basis of the acquired loans before the January 1, 2021 CECL implementation.

Regulatory Capital

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 12.5%, the total capital to risk-weighted assets was 17.0% and the total leverage ratio was 8.7% at March 31, 2021.  At December 31, 2020, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 12.8%, the total capital to risk-weighted assets ratio was 17.4% and the total leverage ratio was 9.3%. The Company’s subsidiary, Equity Bank, had a ratio of common equity tier 1 capital to risk-weighted assets of 14.4%, a ratio of total capital to risk-weighted assets of 15.7% and a total leverage ratio of 9.6% at March 31, 2021.  At December 31, 2020, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 14.5%, the ratio of total capital to risk-weighted assets was 15.7% and the total leverage ratio was 10.1%.

Equity Bancshares, Inc.

PRESS RELEASE - 04/20/2021

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions.  Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is used as a common measure by banks as a comparable metric to understand the Company’s expense structure relative to its total revenue; in other words, for every dollar of total revenue recognized, how much of that dollar is expended.  To improve the comparability of the ratio to our peers, non-core items are excluded.  To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Return on average assets before income tax provision, provision for loan losses and goodwill impairment is a measure that the Company uses to understand fundamental operating performance before these expenses.  Used as a ratio relative to average assets, we believe it demonstrates the “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.  Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization.  These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally.  Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity.  Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company.  Other companies may calculate and define their non-GAAP financial measures and supplemental data differently.  A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 8 in the following press release tables.

Conference Call and Webcast

Equity Chairman and Chief Executive Officer, Brad Elliott, and Executive Vice President and Chief Financial Officer, Eric Newell, will hold a conference call and webcast to discuss the 2021 first quarter results on Wednesday, April 21, 2021, at 10:00 a.m. eastern time, 9:00 a.m. central time.

Investors, news media and other participants should register for the call or audio webcast at investor.equitybank.com. On Wednesday, April 21, 2021, participants may also dial into the call toll-free at (844) 534-7311 from anywhere in the U.S. or (574) 990-1419 internationally, using conference ID no. 9542529.

Participants are encouraged to dial into the call or access the webcast approximately 10 minutes prior to the start time.  Presentation slides to pair with the call or webcast will be posted one hour prior to the call at investor.equitybank.com.

A replay of the call and webcast will be available two hours following the close of the call until April 28, 2021, accessible at (855) 859-2056 with conference ID no. 9542529 at investor.equitybank.com.

Equity Bancshares, Inc.

PRESS RELEASE - 04/20/2021

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2021, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, such as COVID-19, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Equity Bancshares, Inc.

PRESS RELEASE - 04/20/2021

Media Contact:

John J. Hanley

SVP, Senior Director of Marketing

Equity Bancshares, Inc.

(816) 505-4063

jhanley@equitybank.com

Unaudited Financial Tables

•	Table 1. Quarterly Consolidated Statements of Operations
•	Table 2. Consolidated Balance Sheets
•	Table 3. Selected Financial Highlights
•	Table 4. Quarter-to-Date Net Interest Income Analysis
•	Table 5. Quarter-Over-Quarter Net Interest Income Analysis
•	Table 6. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 04/20/2021

TABLE 1. QUARTERLY CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Interest and dividend income
Loans, including fees	$31,001	$35,383	$32,278	$32,627	$34,376
Securities, taxable	3,799	3,408	3,476	4,017	4,620
Securities, nontaxable	724	913	923	880	966
Federal funds sold and other	288	285	405	409	595
Total interest and dividend income	35,812	39,989	37,082	37,933	40,557
Interest expense
Deposits	2,410	2,755	3,064	3,899	6,864
Federal funds purchased and retail repurchase agreements	22	25	25	24	31
Federal Home Loan Bank advances	65	94	471	552	1,175
Federal Reserve Bank discount window	—	—	—	6	—
Bank stock loan	—	—	—	306	109
Subordinated debentures	1,556	1,556	1,415	255	283
Total interest expense	4,053	4,430	4,975	5,042	8,462

Net interest income	31,759	35,559	32,107	32,891	32,095
Provision for credit losses	(5,756)	1,000	815	12,500	9,940
Net interest income after provision for credit losses	37,515	34,559	31,292	20,391	22,155
Non-interest income
Service charges and fees	1,596	1,759	1,706	1,365	2,026
Debit card income	2,350	2,401	2,491	2,201	2,043
Mortgage banking	935	855	877	831	590
Increase in value of bank-owned life insurance	601	489	489	481	482
Net gain on acquisition	(78)	2,145	—	—	—
Net gains (losses) from securities transactions	17	(1)	—	4	8
Other	1,291	852	922	850	157
Total non-interest income	6,712	8,500	6,485	5,732	5,306
Non-interest expense
Salaries and employee benefits	12,722	14,053	13,877	12,695	13,504
Net occupancy and equipment	2,368	2,206	2,224	2,119	2,235
Data processing	2,663	2,748	2,817	2,763	2,663
Professional fees	1,073	1,095	877	943	1,367
Advertising and business development	682	801	598	403	696
Telecommunications	580	510	486	390	487
FDIC insurance	415	797	360	414	517
Courier and postage	369	338	366	353	384
Free nationwide ATM cost	472	423	439	327	420
Amortization of core deposit intangibles	1,034	1,044	1,030	974	802
Loan expense	238	161	107	287	234
Other real estate owned	5	1,600	133	269	308
Merger expenses	152	299	—	—	—
Goodwill impairment	—	—	104,831	—	—
Other	2,108	2,385	2,690	2,000	2,141
Total non-interest expense	24,881	28,460	130,835	23,937	25,758
Income (loss) before income tax	19,346	14,599	(93,058)	2,186	1,703
Provision for income taxes (benefit)	4,271	2,111	(2,653)	497	445
Net income (loss) and net income (loss) allocable to common stockholders	$15,075	$12,488	$(90,405)	$1,689	$1,258
Basic earnings (loss) per share	$1.04	$0.85	$(6.01)	$0.11	$0.08

Equity Bancshares, Inc.

PRESS RELEASE - 04/20/2021

Diluted earnings (loss) per share	$1.02	$0.84	$(6.01)	$0.11	$0.08
Weighted average common shares	14,464,291	14,760,810	15,040,407	15,209,483	15,387,697
Weighted average diluted common shares	14,734,083	14,934,058	15,040,407	15,304,009	15,595,024

Equity Bancshares, Inc.

PRESS RELEASE - 04/20/2021

TABLE 2. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
ASSETS
Cash and due from banks	$136,190	$280,150	$65,534	$178,045	$141,989
Federal funds sold	498	548	305	245	263
Cash and cash equivalents	136,688	280,698	65,839	178,290	142,252
Interest-bearing time deposits in other banks	249	249	499	2,248	2,498
Available-for-sale securities	998,100	871,827	798,576	177,228	187,812
Held-to-maturity securities(1)	—	—	—	662,522	721,992
Loans held for sale	8,609	12,394	9,053	4,802	6,494
Loans, net of allowance for credit losses(2)	2,740,215	2,557,987	2,691,626	2,772,256	2,485,208
Other real estate owned, net	10,559	11,733	8,727	7,374	5,870
Premises and equipment, net	90,322	89,412	86,087	87,055	84,732
Bank-owned life insurance	102,645	77,044	76,555	76,066	75,585
Federal Reserve Bank and Federal Home Loan Bank stock	15,174	16,415	32,545	31,832	31,662
Interest receivable	16,655	15,831	18,110	19,598	15,549
Goodwill	31,601	31,601	31,601	136,432	136,432
Core deposit intangibles, net	15,023	16,057	17,101	18,131	19,105
Other	30,344	32,108	29,252	31,435	28,641
Total assets	$4,196,184	$4,013,356	$3,865,571	$4,205,269	$3,943,832
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$972,364	$791,639	$693,967	$756,613	$508,441
Total non-interest-bearing deposits	972,364	791,639	693,967	756,613	508,441
Savings, NOW and money market	2,074,261	2,029,097	1,816,307	1,800,132	1,668,145
Time	587,905	626,854	623,344	690,522	783,811
Total interest-bearing deposits	2,662,166	2,655,951	2,439,651	2,490,654	2,451,956
Total deposits	3,634,530	3,447,590	3,133,618	3,247,267	2,960,397
Federal funds purchased and retail repurchase agreements	40,339	36,029	46,295	51,557	37,113
Federal Home Loan Bank advances	9,926	10,144	167,862	344,900	389,620
Bank stock loan	—	—	—	—	40,000
Subordinated debentures	87,788	87,684	87,537	55,575	14,638
Contractual obligations	4,856	5,189	5,478	5,571	5,781
Interest payable and other liabilities	20,930	19,071	22,609	20,633	18,932
Total liabilities	3,798,369	3,605,707	3,463,399	3,725,503	3,466,481
Commitments and contingent liabilities
Stockholders’ equity
Common stock	175	174	174	174	174
Additional paid-in capital	387,939	386,820	386,017	384,955	383,850
Retained earnings	53,459	50,787	38,299	128,704	127,015
Accumulated other comprehensive income (loss)	12,019	19,781	21,074	3,390	3,769
Employee stock loans	—	(43)	(43)	(43)	(43)
Treasury stock	(55,777)	(49,870)	(43,349)	(37,414)	(37,414)
Total stockholders’ equity	397,815	407,649	402,172	479,766	477,351
Total liabilities and stockholders’ equity	$4,196,184	$4,013,356	$3,865,571	$4,205,269	$3,943,832

(1) Fair market value of held-to-maturity securities	$—	$—	$—	$689,206	$750,900
(2) Allowance for credit losses	55,525	33,709	34,087	34,078	21,915

Equity Bancshares, Inc.

PRESS RELEASE - 04/20/2021

TABLE 3. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020
Loans Held-For-Investment by Type
Commercial real estate	$1,218,545	$1,188,696	$1,188,329	$1,191,336	$1,200,762
Commercial and industrial	820,728	734,495	857,244	883,355	542,571
Residential real estate	438,503	381,958	402,242	442,486	480,603
Agricultural real estate	134,944	133,693	127,349	129,080	130,795
Consumer	89,256	58,532	67,465	71,037	64,799
Agricultural	93,764	94,322	83,084	89,040	87,593
Total loans held-for-investment	2,795,740	2,591,696	2,725,713	2,806,334	2,507,123
Allowance for credit losses	(55,525)	(33,709)	(34,087)	(34,078)	(21,915)
Net loans held-for-investment	$2,740,215	$2,557,987	$2,691,626	$2,772,256	$2,485,208

Asset Quality Ratios
Allowance for credit losses on loans and unfunded commitments to total loans	2.02%	1.30%	1.25%	1.21%	0.87%
Past due or nonaccrual loans to total loans	2.58%	1.99%	2.12%	1.88%	2.47%
Nonperforming assets to total assets	1.67%	1.36%	1.55%	1.37%	1.22%
Nonperforming assets to total loans plus other real estate owned	2.50%	2.10%	2.19%	2.05%	1.92%
Classified assets to bank total regulatory capital	26.45%	25.50%	18.35%	20.81%	19.50%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$947,453	$814,114	$802,525	$877,308	$907,910
Total gross loans receivable	2,736,918	2,692,223	2,758,680	2,806,865	2,525,344
Interest-earning assets	3,891,140	3,647,730	3,679,168	3,786,629	3,519,267
Total assets	4,143,752	3,910,628	4,041,187	4,159,336	3,888,205
Interest-bearing deposits	2,690,159	2,551,219	2,430,407	2,487,187	2,531,508
Borrowings	139,360	172,730	377,158	384,727	355,303
Total interest-bearing liabilities	2,829,519	2,723,949	2,807,565	2,871,914	2,886,811
Total deposits	3,577,625	2,960,791	3,145,810	3,257,631	3,021,181
Total liabilities	3,748,114	3,501,056	3,558,099	3,675,731	3,405,638
Total stockholders' equity	395,638	409,572	483,088	483,605	482,567
Tangible common equity*	347,262	355,025	329,039	327,411	325,470

Performance ratios
Return on average assets (ROAA) annualized	1.48%	1.27%	(8.90)%	0.16%	0.13%
Return on average assets before income tax, provision for loan losses and goodwill impairment*	1.33%	1.59%	1.24%	1.42%	1.20%
Return on average equity (ROAE) annualized	15.45%	12.13%	(74.45)%	1.40%	1.05%
Return on average equity before income tax, provision for loan losses and goodwill impairment*	13.93%	15.15%	10.37%	12.21%	9.70%
Return on average tangible common equity (ROATCE) annualized*	18.57%	14.93%	(108.31)%	3.03%	2.35%
Return on average tangible common equity adjusted for goodwill impairment*	18.57%	14.93%	12.01%	3.03%	2.35%
Yield on loans annualized	4.59%	5.23%	4.65%	4.68%	5.47%
Cost of interest-bearing deposits annualized	0.36%	0.43%	0.50%	0.63%	1.09%
Cost of total deposits annualized	0.27%	0.37%	0.39%	0.48%	0.91%
Net interest margin annualized	3.31%	3.88%	3.47%	3.49%	3.67%
Efficiency ratio*	64.18%	67.19%	67.38%	61.98%	68.88%
Non-interest income / average assets	0.66%	0.86%	0.64%	0.55%	0.55%
Non-interest expense / average assets	2.44%	2.90%	12.88%	2.31%	2.66%

Equity Bancshares, Inc.

PRESS RELEASE - 04/20/2021

Capital Ratios
Tier 1 Leverage Ratio	8.73%	9.30%	8.76%	8.52%	9.02%
Common Equity Tier 1 Capital Ratio	12.52%	12.82%	12.76%	12.02%	11.67%
Tier 1 Risk Based Capital Ratio	13.07%	13.37%	13.32%	12.57%	12.20%
Total Risk Based Capital Ratio	17.02%	17.35%	17.35%	15.33%	13.00%
Total stockholders' equity to total assets	9.48%	10.16%	10.40%	11.41%	12.10%
Tangible common equity to tangible assets*	8.44%	9.05%	9.23%	8.00%	8.47%
Book value per common share	$27.66	$28.04	$27.08	$31.53	$31.41
Tangible book value per common share*	$24.34	$24.68	$23.72	$21.29	$21.10
Tangible book value per diluted common share*	$23.87	$24.32	$23.57	$21.13	$20.96

* The value noted is considered a Non-GAAP financial measure.  For a reconciliation of Non-GAAP financial measures, see Table 6. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 04/20/2021

TABLE 4. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	March 31, 2021			March 31, 2020
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$803,012	$9,234	4.66%	$555,927	$7,881	5.70%
Commercial real estate	971,825	11,441	4.77%	913,065	12,942	5.70%
Real estate construction	255,677	2,178	3.45%	267,388	3,575	5.38%
Residential real estate	394,329	4,452	4.58%	496,186	5,302	4.30%
Agricultural real estate	140,875	1,696	4.88%	137,664	2,091	6.11%
Consumer	76,413	963	5.11%	67,160	1,275	7.64%
Agricultural	94,787	1,037	4.44%	87,954	1,310	5.99%
Total loans	2,736,918	31,001	4.59%	2,525,344	34,376	5.47%
Securities
Taxable securities	839,349	3,799	1.84%	774,653	4,620	2.40%
Nontaxable securities	108,104	724	2.72%	133,257	966	2.92%
Total securities	947,453	4,523	1.94%	907,910	5,586	2.47%
Federal funds sold and other	206,769	288	0.56%	86,013	595	2.78%
Total interest-earning assets	$3,891,140	35,812	3.73%	$3,519,267	40,557	4.64%
Interest-bearing liabilities
Savings, NOW and money market deposits	$2,079,057	971	0.19%	$1,724,774	3,125	0.73%
Time deposits	611,102	1,439	0.96%	806,734	3,739	1.86%
Total interest-bearing deposits	2,690,159	2,410	0.36%	2,531,508	6,864	1.09%
FHLB advances	10,013	65	2.63%	295,677	1,175	1.60%
Other borrowings	129,347	1,578	4.95%	59,626	423	2.85%
Total interest-bearing liabilities	$2,829,519	4,053	0.58%	$2,886,811	8,462	1.18%

Net interest income		$31,759			$32,095
Interest rate spread			3.15%			3.46%

Net interest margin (2)			3.31%			3.67%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE - 04/20/2021

TABLE 5. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	March 31, 2021			December 31, 2020
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$803,012	$9,234	4.66%	$782,433	$10,943	5.56%
Commercial real estate	971,825	11,441	4.77%	980,686	12,647	5.13%
Real estate construction	255,677	2,178	3.45%	216,714	2,301	4.22%
Residential real estate	394,329	4,452	4.58%	406,450	5,005	4.90%
Agricultural real estate	140,875	1,696	4.88%	135,337	2,244	6.60%
Consumer	76,413	963	5.11%	78,430	1,080	5.48%
Agricultural	94,787	1,037	4.44%	92,173	1,163	5.02%
Total loans	2,736,918	31,001	4.59%	2,692,223	35,383	5.23%
Securities
Taxable securities	839,349	3,799	1.84%	698,985	3,408	1.94%
Nontaxable securities	108,104	724	2.72%	115,129	913	3.15%
Total securities	947,453	4,523	1.94%	814,114	4,321	2.11%
Federal funds sold and other	206,769	288	0.56%	141,393	285	0.80%
Total interest-earning assets	$3,891,140	35,812	3.73%	$3,647,730	39,989	4.36%
Interest-bearing liabilities
Savings, NOW and money market deposits	$2,079,057	971	0.19%	$1,915,280	970	0.20%
Time deposits	611,102	1,439	0.96%	635,939	1,785	1.12%
Total interest-bearing deposits	2,690,159	2,410	0.36%	2,551,219	2,755	0.43%
FHLB advances	10,013	65	2.63%	39,245	94	0.95%
Other borrowings	129,347	1,578	4.95%	133,485	1,581	4.71%
Total interest-bearing liabilities	$2,829,519	4,053	0.58%	$2,723,949	4,430	0.65%

Net interest income		$31,759			$35,559
Interest rate spread			3.15%			3.71%

Net interest margin (2)			3.31%			3.88%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE - 04/20/2021

TABLE 6. NON-GAAP FINANCIAL MEASURES (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2021	2020	2020	2020	2020

Income before income taxes	$19,346	$14,599	$(93,058)	$2,186	$1,703
Add: goodwill impairment	—	—	104,831	—	—
Less: tax effect	4,271	2,111	2,652	497	445
Adjusted income	$15,075	$12,488	$9,121	$1,689	$1,258
Weighted average common shares outstanding	14,464,291	14,760,810	15,040,407	15,209,483	15,387,697
Effect of weighted average dilutive shares assuming positive net income	269,792	173,248	82,804	94,526	207,327
Weighted average diluted shares	14,734,083	14,934,058	15,123,211	15,304,009	15,595,024
Diluted earnings per share adjusted for goodwill impairment	$1.02	$0.84	$0.60	$0.11	$0.08

Total stockholders' equity	$397,815	$407,649	$402,172	$479,766	$477,351
Less: goodwill	31,601	31,601	31,601	136,432	136,432
Less: core deposit intangibles, net	15,023	16,057	17,101	18,131	19,105
Less: mortgage servicing asset, net	—	—	1	2	4
Less: naming rights, net	1,119	1,130	1,141	1,152	1,163
Tangible common equity	$350,072	$358,861	$352,328	$324,049	$320,647
Common shares issued at period end	14,383,913	14,540,556	14,853,487	15,218,301	15,198,986
Diluted common shares outstanding at period end	14,668,287	14,756,378	14,945,282	15,333,977	15,297,319
Book value per common share	$27.66	$28.04	$27.08	$31.53	$31.41
Tangible book value per common share	$24.34	$24.68	$23.72	$21.29	$21.10
Tangible book value per diluted common share	$23.87	$24.32	$23.57	$21.13	$20.96

Total assets	$4,196,184	$4,013,356	$3,865,571	$4,205,269	$3,943,832
Less: goodwill	31,601	31,601	31,601	136,432	136,432
Less: core deposit intangibles, net	15,023	16,057	17,101	18,131	19,105
Less: mortgage servicing asset, net	—	—	1	2	4
Less: naming rights, net	1,119	1,130	1,141	1,152	1,163
Tangible assets	$4,148,441	$3,964,568	$3,815,727	$4,049,552	$3,787,128
Total stockholders' equity to total assets	9.48%	10.16%	10.40%	11.41%	12.10%
Tangible common equity to tangible assets	8.44%	9.05%	9.23%	8.00%	8.47%

Total average stockholders' equity	$395,638	$409,572	$483,088	$483,605	$482,567
Less: average intangible assets	48,376	54,547	154,049	156,194	157,097
Average tangible common equity	$347,262	$355,025	$329,039	$327,411	$325,470
Net income (loss) allocable to common stockholders	$15,075	$12,488	$(90,405)	$1,689	$1,258
Add: goodwill impairment	—	—	104,831	—	—
Less: tax effect of goodwill impairment	—	—	5,305	—	—
Adjusted net income (loss) plus goodwill impairment	15,075	12,488	9,121	1,689	1,258
Amortization of intangible assets	1,045	1,055	1,043	986	814
Less: tax effect of intangible assets amortization	219	222	234	207	171
Adjusted net income (loss) allocable to common stockholders	$15,901	$13,321	$9,930	$2,468	$1,901
Return on total average stockholders' equity (ROAE) annualized	15.45%	12.13%	(74.45)%	1.40%	1.05%
Return on average tangible common equity (ROATCE) annualized	18.57%	14.93%	(108.31)%	3.03%	2.35%
Adjusted return on average tangible common equity	18.57%	14.93%	12.01%	3.03%	2.35%

Equity Bancshares, Inc.

PRESS RELEASE - 04/20/2021

Non-interest expense	$24,881	$28,460	$130,835	$23,937	$25,758
Less: merger expense	152	299	—	—	—
Less: goodwill impairment	—	—	104,831	—	—
Non-interest expense, excluding merger expense and goodwill impairment	$24,729	$28,161	$26,004	$23,937	$25,758
Net interest income	$31,759	$35,559	$32,107	$32,891	$32,095
Non-interest income	6,712	8,500	6,485	5,732	5,306
Less: net gain on acquisition	(78)	2,145	—	—	—
Less: net gains (losses) from securities transactions	17	(1)	—	4	8
Non-interest income, excluding gains (losses) from securities transactions	$6,773	$6,356	$6,485	$5,728	$5,298
Net interest income plus non-interest income, excluding net gains (losses) from securities transactions	$38,532	$41,915	$38,592	$38,619	$37,393
Non-interest expense to net interest income plus non-interest income	64.67%	64.60%	339.02%	61.98%	68.87%
Efficiency ratio	64.18%	67.19%	67.38%	61.98%	68.88%
Net income (loss) allocable to common stockholders	$15,075	$12,488	$(90,405)	$1,689	$1,258
Add: income tax provision	4,271	2,111	(2,653)	497	445
Add: provision for loan losses	(5,756)	1,000	815	12,500	9,940
Add: goodwill impairment	—	—	104,831	—	—
Adjusted net income	$13,590	$15,599	$12,588	$14,686	$11,643
Total average assets	$4,143,752	$3,910,628	$4,041,187	$4,159,336	$3,888,205
Total average stockholders' equity	$395,638	$409,572	$483,088	$483,605	$482,567
Return on average assets (ROAA) annualized	1.48%	1.27%	(8.90)%	0.16%	0.13%
Adjusted return on average assets	1.33%	1.59%	1.24%	1.42%	1.20%
Adjusted return on average equity	13.93%	15.15%	10.37%	12.21%	9.70%